Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF April 7, 2003

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH

C.	Foreign Subcustodians:
Country	Foreign Subcustodian	Eligible Securities Depositories
Argentina	Citibank, N.A., Buenos Aires	Caja de Valores, S.A.;
	(Citibank, N.A., New York Agt. 7/16/81	Central de Registracion y
	New York Agreement Amendment 8/31/90)	Liquidacion de Instrumentos
	BankBoston, N.A., Buenos Aires	de Endeudamiento Publico (CRYL)

Australia	National Australia Bank Ltd., Melbourne	Austraclear
(National Australia Bank Agt. 5/1/85
	Agreement Amendment 2/13/92	The Clearing House Electronic
	Omnibus Amendment 11/22/93)	Sub-register system

Austria	Bank Austria AG	Oesterreichische Kontrollbank
	Erste Bank	Aktiengesellschaft (OEKB)

Bahrain	HSBC Bank Middle East, Bahrain	None

Bangladesh	Standard Chartered Bank, Dhaka	None
(Standard Chartered Bank Agreement 2/18/92)

Belgium	Banque Bruxelles Lambert, Brussels	Caisse Interprofessionnelle de Depot
	(Banque Bruxelles Lambert Agreement 11/15/90	et Virements de Titres (CIK);
	Omnibus Amendment 3/1/94)	Banque Nationale de Belgique (BNB)
Benin (W. Africa)	Societe Generale for "Societe Generale de Banques en Cote D'Ivoire"

Bermuda	Bank of N.T. Butterfield & Son Ltd., Hamilton	Bermuda Securities Depository (BSD)

Bolivia	Citibank, NA - La Paz	[Entidad de Deposito de Valores (CSD)]
Botswana	Stanbic Bank Botswana Ltd.

Brazil	BankBoston, N.A., Sao Paulo	Sao Paulo Stock Exchange
	(First National Bank of Boston Agreement 1/5/88	(BOVESPA);
	Omnibus Amendment 2/22/94)	Rio de Janeiro Exchange (BVRJ);
	Citibank, N.A. Sao Paulo	Camara de Liquidacao e Custodia
S.A. (CLC)
Companhia Brasleira de Liquidacao e Custodia
Burkina-Faso (W. Africa)	Societe Generale for "Societe Generale de Banques en Cote D'Ivoire"

Bulgaria	ING Bank N.V. , SOFIA (ING)	Central Depository AD (and)
Bulgarian National Bank

Canada	Royal Bank of Canada (RBC)	Canadian Depository for Securities,
Ltd., (CDS)

Bank of Canada

Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A.
	(Citibank N.A., New York Agreement 7/16/81	(DCV)
New York Agreement Amendment 8/31/90)

China-Shanghai	Standard Chartered Bank, Shanghai	CSDCC Shanghai Branch
	(Standard Chartered Bank Agreement 2/18/92)	& Registration Corporation
(SSCCRC)

China- Shenzhen	Standard Chartered Bank, Shenzhen	CSDCC Shenzhen Branch
	(Standard Chartered Bank Agreement 2/18/92)	Corp. Ltd., (SSRC)

Colombia	Cititrust Colombia , S.A., Sociedad Fiduciaria, Bogota	Deposito Central de Valores (DCV)
(Citibank N.A., New York Agreement 7/16/81
	New York Agreement Amendment 8/31/90	Deposito Centralizado de Valores
	Citibank N.A. Subsidiary Amendment 10/19/95	(DECEVAL)
Citibank N.A./Cititrust Colombia Agreement 12/2/91)
Costa Rica	Banco BCT SA

Croatia	HVB Bank Croatia DD

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Citibank AS	Stredisko Cennych Papiru (SCP)
Czech National Bank

Denmark	Den Danske Bank, Copenhagen	Vaerdipapircentralen - VP Center
(Den Danske Bank Agreement 1/1/89
Omnibus Amendment 12/1/93)
Nordea Bank Danmark A/S

Ecuador	Citibank, N.A., Quito	None
(Citibank, N.A. New York Agreement 7/16/81
New York Agreement Amendment 8/31/90
Citibank, Quito Side Letter 7/3/95)

Estonia	Nordea Bank Finland PLC

Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement
	(Citibank, N.A. New York Agreement 7/16/81	and Depository
New York Agreement Amendment 8/31/90)

Finland	Nordea Bank Finland PLC	Finnish Central Securities
Depository Ltd.

France	Banque Paribas, Paris	SICOVAM;
	Agreement 4/2/93)	Banque de France
Credit Agricole Indosuez (CAI)
Banque de Neuflize, Schlumberger, Mallet, Demachy (NSMD)

Germany	Dresdner Bank AG, Frankfurt	Deutsche Borse Clearing (DBC)
(Dresdner Bank Agreement 10/6/95)
Deutsche Bank AG

Ghana	Barclays Bank of Ghana Ltd	None

Greece	HSBC Bank Plc, Athens Branch	The Central Securities Depository,
Apothetirion Titlon A.E.
The Bank of Greece
Guinea-Bissau, W. Africa	Societe Generle for "Societe Generale de Banques en Cote D'Ivoire

Hong Kong	The Hongkong & Shanghai Banking	Central Clearing and
	Dexia Trust Services, Hong Kong Ltd.	Settlement System (CCASS)
Standard Chartered Bank (SCB), Hong Kong
The Central Money Markets Unit

Hungary	Citibank Budapest, Rt.	Central Depository and Clearing
	(Citibank N.A., New York Agreement 7/16/81	House (Budapest) Ltd.,
	New York Agreement Amendment 8/31/90	(KELER Ltd.)
Citibank N.A. Subsidiary Amendment 10/19/95
Citibank N.A./Citibank Budapest Agmt. 1/24/92
(amended 6/23/92 and 9/29/92))
Iceland	Landsbanki Island HF
India	Citibank, N.A., Mumbai	National Securities Depository
	Deutsche Bank	Limited
	HongKong and Shanghai Banking Corp. Ltd (HSBC)	Central Depository Services (India) Limited (CDSL)
Standard Chartered Bank, Mumbai

Indonesia	Citibank, N.A., Jakarta	PT Kustodian Sentral Efek Indonesia
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)

Ireland	Bank of Ireland Securities Services (BOISS)	Gilt Settlement Office (GSO)

CREST

Israel	Bank Hapoalim, B.M.	Tel-Aviv Stock Exchange
	(Bank Hapoalim Agreement 8/27/92)	(TASE) Clearinghouse Ltd.
United Mizrahi Bank

Italy	Intesa BCI SPA	Monte Titoli S.p.A.
Citibank, N.A., Milan
Banca D'Italia

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, a	Depositaire Central Banque de
	wholly owned subsidiary of Societe Generale	Reglement (DCBR)

Jamaica	CIBC Trust and Merchant Bank Jamaica
Japan	The Bank of Tokyo-Mitsubishi, Ltd.,	Japan Securities Depository Center, Inc., (JASDEC, Inc.)
	Sumitomo Mitsui Banking Corporation	Bank of Japan
HongKong & Shanghai Banking Corp., Ltd. (HSBC)

Jordan	HSBC Bank Middle East	None

Kenya	Stanbic Bank Kenya, Limited, Nairobi	None
for The Standard Bank of South Africa, Limited (SBSA)
Korea	Citibank, N.A., Seoul
HSBC, Seoul

Latvia	Nordea Bank plc Riga Branch

Lebanon	HSBC Bank MIddle East, Jordan	Midclear

Luxembourg	Kredietbank Luxembourg (KBL)

Malaysia	HSBC Bank Malaysia Berhad (HBMB)	Malaysian Central Depository Sdn.
Bhd (MCD)
Bank Negara Malaysia

Malawi	Stanbic Bank Zimbabwe Ltd

Mali (W. Africa)	Societe Generale for "Societe Generale de Banques En Cote D'Ivoire

Malta	HSBC Bank Malta Plc

Mauritius	Hongkong & Shanghai Banking Corp., Ltd., Port Louis	Central Depository & Settlement Co.,

Mexico	Banco Nacional de Mexico, S.A. (Banamex)	Institucion para el Deposito de
	Banamex, Mexico	Valores- S.D. INDEVAL, S.A. de
C.V.

Morocco	Citibank Maghreb, Casablanca	MAROCLEAR

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	Fortis Bank	Nederlands Centraal Instituut voor
	Dexia Securities Services N.V.	(NECIGEF)/KAS Associatie N.V.
(KAS); De Nederlandsche Bank
(DNB)New

New Zealand	National Australia Bank Ltd., Auckland	New Zealand Securities
	(National Australia Bank Agreement 5/1/85	Depository Limited (NZCDS)
Agreement Amendment 2/13/92
Omnibus Amendment 11/22/93
New Zealand Addendum 3/7/89)

Niger (W. Africa)	Societe Generale for "Societe Generale de Banques en Cote D'Ivoire

Nigeria	Stanbic Bank Nigeria Limited

Norway	Den norske Bank ASA, Oslo	Verdipapirsentralen (VPS)
(Den norske Bank Agreement 11/16/94)
Nordea Bank Norge ASA

Oman	HSBC Bank Middle East, Oman	Muscat Securities Market

Pakistan	Standard Chartered Bank, Karachi	The Central Depository

	(Standard Chartered Bank Agreement 2/18/92)	Company of Pakistan (CDC)
Palestine	HSBC Bank Middle East, PAA

Peru	Citibank, N.A., Lima	Caja de Valores (CAVAL)
(Citibank N.A., New York Agreement 7/16/81
New York Agreement Amendment 8/31/90)

Philippines	Citibank, N.A., Manila	The Philippines Central Depository,
	(Citibank N.A., New York Agreement 7/16/81	Inc.; The Registry of Scripless
	New York Agreement Amendment 8/31/90)	Securities of the Bureau of the
	HSBC	Treasury Department of Finance

Poland	Bank Handlowy W Warxzawie SA (a member of Citigroup)	National Depository of Securities
	Bank Polska Kasa Opieki SA (BPKO)	National Bank of Poland

Portugal	Banco Comercial Portuges, Lisboa	Central de Valores Mobiliaros
(Interbolsa)
Qatar	HSBC Bank Middle East

Romania	ING Bank NV, Bucharest	National Company for Clearing
Settlement & Depository for
Securities
Bucharest Stock Exchange
National Bank of Romania

Russia	ING Bank Eurasia ZAO	Rosvneshtorgbank (VTB)
Moscow Interbank Currency
Exchange Clearinghouse (MICEX)
National Depository Center
Senegal (W. Africa)	Societe Generale for "Societe Generale de Banques en Cote D'Ivoire"

Singapore	Hongkong & Shanghai Banking	Central Depository Pte Ltd. (CDP)
Corp., Ltd., Singapore
(Hongkong & Shanghai Banking Corp. Agt. 4/19/91
Omnibus Supplement 12/29/93)
Standard Chartered Bank (SCB) Singapore
Development Bank of Singapore

Slovakia	Internationale Nederlanden Bank N.V. (ING BankN.V.), Amsterdam	Stredisko Cennych Papeirov (SCP)
National Bank of Slovakia

Slovenia	Bank Austria Creditanstalt	Central Klirnisko Depotna Drozba
d.d.

South Africa	FirstRand Bank Limited	The Central Depository (Pty) Ltd.
	Standard Bank of South Africa (SBSA)	(CD)

Spain	Banco Bilbao Vizcaya Argentaria SA (BBVA)
	BNP Paribas Securities Services, Madrid	Servicio de Compensacion y
	Banco Santander Central Hispano SA (BSCH)	Liquidacion de Valores (SCLV)
Banco de Espana

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System (Pvt)
	Colombo	Limited (CDS)
(Hongkong & Shanghai Banking Corp. Agt. 4/19/91
Omnibus Supplement 12/29/93)

Swaziland	Standard Bank Swaziland, Limited, Mbabane	None
for The Standard Bank of South Africa, Limited (SBSA)

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepapperscentralen VPC AB
(Skandinaviska Enskilda Banken Agreement 2/20/89
Omnibus Amendment 12/3/93)

Switzerland	UBS AG	SIS SegaInterSettle AG (SIS)
Credit Suisse First Boston (CSFB)

Taiwan	Standard Chartered Bank, Taipei	Taiwan Securities Central Depository
	Central Trust of China	Co. Ltd. (TSCD)
HongKong and Shanghai Banking Corp. Ltd (HSBC) Taiwan
JPMorgan Chase Bank, Taipei Branch

Thailand	Hongkong & Shanghai Banking Corp. Ltd.,	Thailand Securities Depository
	Bangkok	Company (TSD)
(Hongkong & Shanghai Banking Corp. Agmt. 4/19/91
Omnibus Amendment 12/29/93)

Togo (W. Africa)	Societe Generale for "Societe Generale de Banques en Cote D'Ivoire"

Trinidad and Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie (BIAT)

Turkey	Citibank, N.A., Istanbul	Takas ve Saklama Bankasi A.S. (TvS)

(Citibank N.A., New York Agmt. 7/16/81
	New York Agmt. Amendment 8/31/90)	Central Bank of Turkey (CBT)

Ukraine	ING Bank Ukraine

United Kingdom	HSBC Bank Plc	Central Gilts Office (CGO);
Clydesdale Bank Plc
	Bank One	CREST;
Central Money Markets Office
(CMO)
United States	BBH
HSBC, NY

Uruguay	BankBoston, N.A. Montevideo	None

Uzbekistan	SB HSBC Bank Kazakhstan CJSC

Venezuela	Citibank, N.A., Caracas	The Caja Venezolana de
	(Citibank N.A., New York Agreement 7/16/81	Valores (CVV)
New York Agreement Amendment 8/31/90)

Zambia	Stanbic Bank Zambia Ltd., Lusaka	Lusaka Central Depository
The Bank of Zamibia

Zimbabwe	Stanbic Bank Zimbabwe Ltd., Harare	None

\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Each of the Investment Companies Listed on Appendix "A" to the Custodian Agreement, on Behalf of Each of Their Respective Portfolios

By: \s\John Costello
Name: John Costello
Title: Assistant Treasurer